EXHIBIT 23.2

 INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-79139 of Magnum Hunter Resources, Inc. on Form S-3 of our report dated April 6, 1999 appearing in the Annual Report on Form 10-K of Magnum Hunter Resources, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Dallas, Texas
July 15, 1999